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                                                                       EXHIBIT 2

                   AMENDMENT NO. 1 TO SECOND CO-SALE AGREEMENT

     Amendment No. 1 (this "Amendment") to the Second Co-Sale Agreement (the "Agreement"), dated as of March 31, 2006, among Arthur J. Steinberg, not individually but solely in his capacity as receiver (the "Northshore Receiver") of Northshore Asset Management, LLC, a Delaware limited liability company, and certain related entities, including NSCT, LLC, and the Connecticut Banking Commissioner John P. Burke, not individually but solely in his capacity as receiver (the "Circle Receiver") of Circle Trust Company, a Connecticut state chartered trust bank, is made as of April 28, 2006 by and between the Northshore Receiver and the Circle Receiver.

     WHEREAS, the parties hereto desire to amend the Agreement to extend the term of the Agreement;

     NOW, THEREFORE, for good and valuable consideration, including the mutual promises and agreements herein made, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The Agreement is hereby amended as follows: (a) all references to "April 30, 2006" therein are replaced with references to "June 30, 2006" and (b) all references to "May 31, 2006" therein are replaced with references to "July 31, 2006".

     2. Except as specifically amended above, the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

     3. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date written above.


                                        /s/ Arthur J. Steinberg
                                        ----------------------------------------
                                        ARTHUR J. STEINBERG, NOT INDIVIDUALLY
                                        BUT SOLELY IN HIS CAPACITY AS RECEIVER
                                        OF NORTHSHORE ASSET MANAGEMENT, LLC AND
                                        RELATED ENTITIES


                                        /s/ John P. Burke
                                        ----------------------------------------
                                        CONNECTICUT BANKING COMMISSIONER
                                        JOHN P. BURKE, NOT INDIVIDUALLY BUT
                                        SOLELY IN HIS CAPACITY AS RECEIVER OF
                                        CIRCLE TRUST COMPANY